Exhibit 21.1
BIOSCRIP, INC. AND ITS SUBSIDIARIES

Entity Name	State of Incorporation	Doing Business As
BioScrip, Inc.	Delaware	BioScrip
Applied Health Care, LLC	Delaware	Texas BioScrip Infusion Services BioScrip Infusion Services
BioScrip Infusion Management, LLC	Delaware	N/A
BioScrip Infusion Services, Inc.	California	BioScrip Infusion Services BioScrip Infusion Services of CA (forced)
BioScrip Infusion Services, LLC	Delaware	BioScrip Infusion Services
BioScrip Medical Supply Services, LLC	Delaware	N/A
BioScrip Nursing Services, LLC	New York	BioScrip Nursing Services
BioScrip PBM Services, LLC	Delaware	BioScrip PBM Services
BioScrip Pharmacy (NY), Inc.	New York	BioScrip Infusion Services
BioScrip Pharmacy Services, Inc.	Ohio	BioScrip Pharmacy Services
BioScrip Pharmacy, Inc.	Minnesota	(inactive)
Bradhurst Specialty Pharmacy, Inc.	New York	(inactive)
Chronimed, LLC	Minnesota	N/A
CHS Holdings, Inc.	Delaware	N/A
Critical Homecare Solutions, Inc.	Delaware	N/A
Deaconess Enterprises, LLC	Ohio	N/A
Deaconess HomeCare, LLC	Delaware	N/A
East Goshen Pharmacy, Inc.	Pennsylvania	BioScrip Infusion Services
HomeChoice Partners, Inc.	Delaware	BioScrip Infusion Services HomeChoice Partners CarePoint Partners
Infusal Partners	Florida	(inactive)
InfuCenters, LLC	Delaware	(inactive)
InfuScience HHA, LLC	Delaware	(inactive)
InfuScience, Inc.	Delaware	BioScrip Infusion Services
InfuScience South Carolina, LLC	Delaware	BioScrip Infusion Services
InfuScience Sub, Inc.	Delaware	(inactive)
Infusion Partners of Brunswick, LLC	Georgia	(inactive)
Infusion Partners of Melbourne, LLC	Georgia	BioScrip Infusion Services
Infusion Partners, LLC	Ohio	BioScrip Infusion Services
Infusion Solutions, Inc.	New Hampshire	BioScrip Infusion Services New Hampshire
Infusion Therapy Specialists, Inc.	Nebraska	BioScrip Infusion Services
Knoxville Home Therapies, LLC	Tennessee	BioScrip Infusion Services
National Health Infusion, Inc.	Florida	(inactive)
Natural Living, Inc.	New York	(inactive)
New England Home Therapies, Inc.	Massachusetts	BioScrip Infusion Services
Nutri USA, Inc.	New York	(inactive)
Option Health, Ltd.	Illinois	BioScrip Infusion Services
Professional Home Care Services, Inc.	Delaware	BioScrip Infusion Services
PHCS Acquisition Co., Inc.	Delaware	(inactive)
Regional Ambulatory Diagnostics, Inc.	Ohio	(inactive)
Scott-Wilson, Inc.	Kentucky	BioScrip Infusion Services
Specialty Pharma, Inc.	Delaware	N/A
Wilcox Medical, Inc.	Vermont	BioScrip Infusion Services